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CKE RESTAURANTS® ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2010 RESULTS

CARPINTERIA, Calif. — March 24, 2010 — CKE Restaurants, Inc. (NYSE:CKR) announced today fourth quarter and fiscal year-end results.

Highlights

	Fourth Quarter		Fiscal Year
($ in millions, except per share amounts)	FY 2010	FY 2009	FY 2010	FY 2009

Company-Operated Blended Same-Store Sales	-6.0%	+0.3%	-3.9%	+1.7%

Company-Operated Restaurant-Level Margin (1)	16.2%	18.0%	18.6%	18.9%

Total Revenue	$311.7	$327.5	$1,418.7	$1,482.7

Operating Income	$11.4	$13.8	$79.5	$84.0

Net Income	$15.4	$2.6	$48.2	$37.0

Diluted EPS	$0.28	$0.05	$0.87	$0.68

Adjusted EBITDA (2)	$32.7	$34.4	$166.3	$167.3

Diluted EPS, excluding mark-to-market adjustments(3)	$0.30	$0.14	$0.95	$0.78

(1) We define company-operated restaurant-level margin as restaurant-level income divided by company-operated restaurants revenue. Restaurant-level income is company-operated restaurants revenue less restaurant operating costs, which are the expenses incurred directly by our company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges.
(2) Excludes interest expense, depreciation and amortization, facility action charges, share-based compensation expense, and income tax expense.
(3) Diluted earnings per share, excluding mark-to-market adjustments (and related income tax effect at our marginal tax rate) related to our interest rate swap agreements.

Executive Statement
“Blended same-store sales decreased 3.9% for our fiscal year and decreased 6.0% in the fourth fiscal quarter with poor end of year weather impacting our results. Even though we saw weakness in the overall economy, high unemployment rates and deep-discount burger wars, I’m proud to say that for the year we maintained market share, our premium branding and remarkably constant levels of profitability,” said Andrew F. Puzder, chief executive officer. “We will stay on course as we enter Fiscal 2011 with our focus on big, juicy premium burgers for hungry guys and as we grow our company stores and quickly expand our franchisee presence. To grow same-store sales we will continue with our aggressive new product launches, cutting edge advertising, dual branding and remodeling; all the while looking for ways to increase profitability.”

Fourth Quarter Financial Details

•	Company-operated restaurant-level margin decreased 180 basis points for the quarter to 16.2% of company-operated restaurants revenue, in part as a result of a 100 basis point increase in depreciation costs, primarily associated with recent remodeling activities. Labor costs also increased due to higher minimum wages in some states and the impact of sales deleveraging.

•	Operating income for the quarter was $11.4 million, or 3.7% of total revenue compared to $13.8 million, or 4.2% of total revenue in the same quarter of the prior year.

•	Pre-tax income excluding mark-to-market adjustments was $9.8 million for the quarter compared to $10.6 million in the prior year quarter.

•	The Company’s Adjusted EBITDA for the quarter remained strong at $32.7 million, or 10.5% of total revenue compared to $34.4 million, or 10.5% of total revenue in the prior year quarter.

•	Net income for the quarter includes a $9.9 million tax benefit related to a reduction in our valuation allowance for deferred income tax assets.

•	Total quarterly revenue was $311.7 million, a decline of 4.8%.

Fiscal 2010 Operational and Financial Details

•	Company-operated restaurant-level margin for the year decreased 30 basis points to 18.6% of company-operated restaurants revenue as a 90 basis point increase in depreciation costs, primarily associated with recent remodeling activities and higher labor costs were, partially offset by favorable commodity costs.

•	Operating income was $79.5 million, or 5.6% of total revenue compared to $84.0 million, or 5.7% of revenue in the prior year.

•	Pre-tax income excluding mark-to-market adjustments was $70.0 million for the year compared to $67.5 million in the prior year quarter.

•	The Company’s Adjusted EBITDA for the year remained strong at $166.3 million or 11.7% of total revenue, compared to prior year of $167.3 million, or 11.3% of total revenue.

•	Net income for the year includes a $9.9 million tax benefit related to a reduction in our valuation allowance for deferred income tax assets.

•	Total revenue for the year was $1,418.7 million, a decline of 4.3%.

•	The Company remodeled 55 Carl’s Jr. and 102 Hardee’s restaurants and completed a combined 42 dual-branded Green Burrito® and Red Burrito® restaurant conversions.

•	Despite capital expenditures required for the ongoing remodeling program, the Company reduced its bank and other long-term debt for the year by $36.3 million to $278.5 million. As of January 25, 2010, the Company’s leverage ratio was 2.10.

•	CKE increased system-wide unit count by 25 restaurants for a consolidated total of 3,141.

Fourth Quarter Concept Details

	Carl’s Jr.		Hardee’s		Blended
	Q4 FY 2010	Q4 FY2009	Q4 FY 2010	Q4 FY 2009	Q4 FY 2010	Q4 FY 2009

Company-Operated Same-Store Sales	-8.7%	-0.6%	-2.5%	+1.5%	-6.0%	+0.3%

Company-Operated Restaurant-Level Margin	17.3%	21.0%	14.8%	14.0%	16.2%	18.0%

Company-Operated Average Unit Volume-Trailing 13 Periods (000)	$1,438	$1,528	$1,002	$993	$1,206	$1,232

•	Carl’s Jr. company-operated same-store sales for the quarter declined 8.7% as a result of the particularly weak economy in California and poor weather conditions. On a two-year basis, same-store sales decreased 9.3%. Restaurant-level margin declined to 17.3% compared to the prior year quarter at 21.0% of company-operated restaurants revenue. Labor costs increased 110 basis points primarily due to the deleveraging impact of the decrease in same-store sales and the relatively fixed nature of restaurant management costs. Depreciation also increased 80 basis points related to the ongoing remodeling program and equipment upgrades. Other expense increases included the impact of sales deleveraging and shifts in menu mix on fixed costs.

•	Hardee’s company-operated same-store sales for the quarter decreased 2.5% also due to weak economic conditions. On a two-year basis, same-store sales decreased 1.0%. Company-operated restaurant-level margin increased to 14.8% of company-operated restaurants revenue compared to 14.0% in the prior year primarily due to lower commodity costs for beef, cheese, oil and flour, lower utilities and decreased general liability insurance costs. Partially offsetting these favorable expenses was a 110 basis point increase in depreciation costs, primarily related to recent remodeling activity and equipment upgrades and increases in labor costs associated with the federal minimum wage rate hike and sales deleveraging.

Fiscal Year 2010 Concept Details

	Carl’s Jr.		Hardee’s		Blended
	FY 2010	FY 2009	FY 2010	FY 2009	FY 2010	FY 2009

Company-Operated Same-Store Sales	-6.2%	+2.1%	-0.9%	+1.2%	-3.9%	+1.7%

Company-Operated Restaurant-Level Margin	20.0%	21.2%	16.8%	16.1%	18.6%	18.9%

•	Carl’s Jr. company-operated same-store sales for the year declined 6.2% as a result of the particularly weak economy in California and poor weather conditions near year end. On a two-year basis, same-store sales decreased 4.1%. Restaurant-level margin declined to 20.0% compared to the prior year at 21.2% of company-operated restaurants revenue. Depreciation increased 70 basis points primarily related to the ongoing remodeling program. Labor costs increased 60 basis points primarily due to the deleveraging impact of the decrease in same-store sales and the relatively fixed nature of restaurant management costs. Lower commodity costs for beef, cheese, and oil products and reduced distribution costs related to lower fuel and administrative costs partially offset increases in other operating costs resulting from sales deleveraging.

•	Hardee’s company-operated same-store sales for the year decreased 0.9% also due to weak economic conditions. On a two-year basis, same-store sales increased 0.3%. Company-operated restaurant-level margin increased to 16.8% of company-operated restaurants revenue compared to 16.1% in the prior year despite a 110 basis point increase in depreciation costs, primarily related to recent remodeling activity. Lower commodity costs for beef, cheese, oil and flour products more than offset the increase in depreciation costs.

Conference Call
The Company will host a conference call and webcast on March 25, 2010, at 6:00 a.m. PST (9:00 a.m. EST) to review these results and discuss the Company’s growth plans. The Company invites investors to listen to the live webcast of the conference call at www.ckr.com under “Investors.” The dial in information is (617) 224-4324. The access code is 39478386.

Fiscal Year
We operate on a retail accounting calendar. Our fiscal year is comprised of 13 four-week accounting periods and ends on the last Monday in January each year. The first quarter of our fiscal year has four periods, or 16 weeks. All other quarters have three periods, or 12 weeks. For clarity of presentation, we generally label all years presented as if the fiscal year ended January 31. The fiscal year ended January 25, 2010 is referred to herein as fiscal 2010 or the fiscal year ended January 31, 2010. The fiscal year ended January 26, 2009 is referred to herein as fiscal 2009 or the fiscal year ended January 31, 2009.

SEC Filings
The Company’s filings with the SEC are available to investors at www.ckr.com under “Investors/SEC Filings.”

Non-GAAP Financial Measures

In various places throughout this press release, we use certain financial measures which are not prepared in accordance with accounting principles generally accepted in the United States (“Non-GAAP”), which we believe provide valuable information to our stockholders. Examples of such Non-GAAP financial measures include Adjusted EBITDA, which is a measure used by our lenders under our senior credit facility to evaluate our ability to service debt and fund capital expenditures; company-operated restaurant-level margin, which is a measure of restaurant profitability; franchise contribution, which is a measure of our operating results related to franchised and licensed restaurants; and diluted income per common share and pretax income, excluding mark-to-market adjustments, which are financial metrics used by management to measure our performance.

CKE Restaurants, Inc.
Headquartered in Carpinteria, Calif., CKE Restaurants, Inc. is publicly traded on the New York Stock Exchange under the symbol “CKR.” As of the end of fiscal 2010, CKE Restaurants, Inc., through its subsidiaries, had a total of 3,141 franchised, licensed or company-operated restaurants in 42 states and in 14 countries, including 1,224 Carl’s Jr. restaurants and 1,905 Hardee’s restaurants. For more information about CKE Restaurants, please visit www.ckr.com.

Safe Harbor Disclosure
Matters discussed in this press release contain forward-looking statements relating to the Company’s strategic initiatives to grow same-store sales, expand its franchisee presence and increase profitability, which are based on management’s current beliefs and assumptions. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the Company’s ability to compete with other restaurants, delicatessens, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; the effect of restrictive covenants in the Company’s credit facility on the Company’s business; changes in consumer preferences, perceptions and spending patterns; the ability of the Company’s key suppliers to continue to deliver quality products to the Company at moderate prices; the Company’s ability to successfully enter new markets and complete remodels of existing restaurants; changes in economic conditions which may affect the Company’s business and stock price; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; the operational and financial success of the Company’s franchisees; changes in the price or availability of commodities; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health-related issues on the Company’s reputation and its ability to obtain products; the seasonality of the Company’s operations; the Company’s ability to hire and retain qualified personnel and the effect of higher labor costs; increased insurance and/or self-insurance costs; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; the completion and timing of the proposed merger; and other factors as discussed in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange.

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JANUARY 31, 2010 AND 2009
(In thousands, except par values)

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$18,246	$17,869
Accounts receivable, net	35,016	40,738
Related party trade receivables	5,037	4,923
Inventories, net	24,692	24,215
Prepaid expenses	13,723	13,445
Assets held for sale	500	805
Advertising fund assets, restricted	18,295	16,340
Deferred income tax assets, net	26,517	20,781
Other current assets	3,829	1,843

Total current assets	145,855	140,959
Notes receivable, net	1,075	3,259
Property and equipment, net	568,334	543,770
Property under capital leases, net	32,579	23,403
Deferred income tax assets, net	40,299	57,832
Goodwill	24,589	23,688
Intangible assets, net	2,317	2,508
Other assets, net	8,495	9,268

Total assets	$823,543	$804,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of bank indebtedness and other long-term debt	$12,262	$4,341
Current portion of capital lease obligations	7,445	6,389
Accounts payable	65,656	60,903
Advertising fund liabilities	18,295	16,340
Other current liabilities	95,605	91,765

Total current liabilities	199,263	179,738
Bank indebtedness and other long-term debt, less current portion	266,202	310,447
Capital lease obligations, less current portion	43,099	36,273
Other long-term liabilities	78,804	83,953

Total liabilities	587,368	610,411

Stockholders’ equity:
Preferred stock, $.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Series A Junior Participating Preferred stock, $.01 par value; none and 1,500 shares authorized as of January 31, 2010 and 2009, respectively; none issued or outstanding as of January 31, 2010 and 2009	—	—
Common stock, $.01 par value; authorized 100,000 shares; 55,291 shares issued and outstanding as of January 31, 2010 and 54,653 shares issued and outstanding as of January 31, 2009	553	546
Additional paid-in capital	282,904	276,068
Accumulated deficit	(47,282)	(82,338)

Total stockholders’ equity	236,175	194,276

Total liabilities and stockholders’ equity	$823,543	$804,687

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Fiscal Quarters Ended		Fiscal Years Ended
	January 31,	January 31,	January 31,	January 31,
	2010	2009	2010	2009
Revenue:
Company-operated restaurants	$236,820	$250,454	$1,084,474	$1,131,312
Franchised and licensed restaurants and other	74,925	77,000	334,259	351,398

Total revenue	311,745	327,454	1,418,733	1,482,710

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	68,417	73,493	310,483	335,707
Payroll and other employee benefits	71,429	72,587	312,571	322,936
Occupancy and other	58,600	59,308	260,061	258,995

Total restaurant operating costs	198,446	205,388	883,115	917,638
Franchised and licensed restaurants and other	57,170	59,568	253,850	269,699
Advertising	12,992	15,009	64,443	66,911
General and administrative	30,074	32,266	133,135	140,303
Facility action charges, net	1,673	1,473	4,695	4,139

Total operating costs and expenses	300,355	313,704	1,339,238	1,398,690

Operating income	11,390	13,750	79,495	84,020
Interest expense	(4,420)	(12,279)	(19,254)	(28,609)
Other income, net	944	788	2,935	3,078

Income before income taxes	7,914	2,259	63,176	58,489
Income tax (benefit) expense	(7,482)	(349)	14,978	21,533

Net income	$15,396	$2,608	$48,198	$36,956

Basic income per common share	$0.28	$0.05	$0.88	$0.69

Diluted income per common share	$0.28	$0.05	$0.87	$0.68

Dividends per common share	$0.06	$0.06	$0.24	$0.24

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED PRESENTATION OF NON-GAAP MEASUREMENTS
(In thousands)

Reconciliation of net income to Adjusted EBITDA:

	Fiscal Quarter Ended		Fiscal Year Ended
	January 31, 2010	January 31, 2009	January 31, 2010	January 31, 2009

Net income	$15,396	$2,608	$48,198	$36,956
Interest expense	4,420	12,279	19,254	28,609
Income tax (benefit) expense	(7,482)	(349)	14,978	21,533
Depreciation and amortization	16,747	15,356	71,064	63,497
Facility action charges, net	1,673	1,473	4,695	4,139
Share-based compensation expense	1,914	3,010	8,156	12,534

Adjusted EBITDA	$32,668	$34,377	$166,345	$167,268

Reconciliation of income before income taxes to pretax income, excluding mark-to-market adjustments related to our interest rate swap agreements:

	Fiscal Quarter Ended		Fiscal Year Ended
	January 31, 2010	January 31, 2009	January 31, 2010	January 31, 2009

Income before income taxes	$7,914	$2,259	$63,176	$58,489
Mark-to-market loss	1,855	8,353	6,803	9,010

Pretax income, excluding mark-to-market adjustments	$9,769	$10,612	$69,979	$67,499

Reconciliation of net income to net income for computation of diluted income per common share, excluding mark-to-market adjustments, and weighted average shares for computation of diluted income per common share:

	Fiscal Quarter Ended		Fiscal Year Ended
	January 31, 2010	January 31, 2009	January 31, 2010	January 31, 2009
Net income	$15,396	$2,608	$48,198	$36,956
Interest and amortization costs for 2023 Convertible Notes, net of related tax effect	—	—	—	292
Mark-to-market loss	1,855	8,353	6,803	9,010
Tax effect of mark-to-market loss	(710)	(3,191)	(2,606)	(3,442)
Distributed and undistributed income attributable to unvested restricted stock awards	(355)	(149)	(916)	(733)

Income for computation of diluted income per common share, excluding mark-to-market adjustments	$16,186	$7,621	$51,479	$42,083

Weighted-average common shares for computation of diluted income per share	54,366	53,850	54,211	54,079